SCHEDULE 1

Transaction History

The below transactions reflects all transactions effected by CGB in the Issuer’s Common Stock since March 15, 2009.

Trade Date	Purchase/Sale	Trade Amount	Price per Share (Chilean Pesos)	Were Funds Borrowed to Purchase Shares?	If Borrowed Funds Used, Name of Lender

7/1/2011	Purchase*	15,541,676,602	7.35	N

8/1/2011	Purchase*	181,161,892	7.35	N

5/29/2012	Purchase*	6,287,824,260	6.25	Y	See (1)
7/26/2012	Purchase	16,241,056	5.99	N
1/4/2013	Purchase	17,099,349,668	6.49	Y	See (2)
1/7/2013	Purchase	986,322,188	6.59	Y	See (2)
1/8/2013	Purchase	106,916,143	6.59	Y	See (2)
1/22/2013	Purchase	534,470,081	6.74	Y	See (2)
2/14/2013	Purchase*	70,261,977	6.25	N
7/24/2013	Purchase	116,129,221	5.10	Y	See (3)
7/25/2013	Purchase	103,062,294	5.06	Y	See (3)
7/26/2013	Purchase	149,001,880	5.06	Y	See (3)
7/30/2013	Purchase	20,737,842	5.09	Y	See (3)
8/20/2013	Purchase	11,000,000	5.06	Y	See (3)
8/21/2013	Purchase	30,000,000	5.01	Y	See (3)
8/26/2013	Purchase	75,759,693	4.95	Y	See (3)
8/27/2013	Purchase	3,221,925	4.93	Y	See (3)
8/28/2013	Purchase	85,500,000	4.72	Y	See (3)
8/29/2013	Purchase	80,556,855	4.76	Y	See (3)
9/16/2013	Purchase	14,451,741	5.38	Y	See (3)

* Purchases through capital increases.

Except for the purchases made through capital increases, all of the above transactions were effected on the open market.

(1) Loan funds provided by Santander España to CGI, which through different vehicles contributed those funds to CGB to acquire such shares.

(2) Loan funds provided by Inversiones Tauro S.A., Inversiones Seal S.A., SIF Inversiones S.A. and Inversiones Y Valores Limitada to Corp Group Financial S.A.

(3) Funds obtained from 6.750% Notes due 2023 of CGB.

The below transactions reflects all transactions effected by Saga in the Issuer’s Common Stock since March 15, 2009.

Trade Date	Purchase/Sale	Trade Amount	Price per Share (Chilean Pesos)
5/14/2009	Purchase	3,279,769,354	3.14
7/14/2009	Sale	(3,279,769,354)	3.14
10/8/2010	Sale	(1,134,546,453)	7.00
6/30/2011	Purchase	2,609,813,369	7.35
7/22/2011	Purchase	5,364,685	7.07
7/22/2011	Purchase	3,000,000	7.08
7/22/2011	Purchase	20,000,000	7.08
7/22/2011	Purchase	35,862,743	7.08
7/25/2011	Purchase	1,620,051	7.05
7/25/2011	Purchase	1,311,872	7.07
7/25/2011	Purchase	1,134,552	7.09
7/25/2011	Purchase	51,044,412	7.10
7/26/2011	Purchase	3,000,000	7.00
7/26/2011	Purchase	6,500,000	7.01
8/12/2011	Purchase	9,124,160	6.83
8/12/2011	Purchase	30,000,000	6.84
8/12/2011	Purchase	7,780,847	6.85
8/12/2011	Purchase	2,164	6.85
8/12/2011	Purchase	9,997,836	6.90
8/16/2011	Purchase	8,664,506	6.72
8/16/2011	Purchase	4,364,394	6.75
8/16/2011	Purchase	21,335,494	6.80
8/16/2011	Purchase	200,000	6.80
8/16/2011	Purchase	2,505,600	6.84
8/16/2011	Purchase	2,768,653	6.85
8/16/2011	Purchase	1,525,747	6.86
8/17/2011	Purchase	5,000,000	6.95
8/17/2011	Purchase	19,794,094	7.00
8/17/2011	Purchase	3,120,000	7.05
8/17/2011	Purchase	6,950,000	7.06
8/17/2011	Purchase	135,906	7.07
8/17/2011	Purchase	15,000,000	7.08
8/18/2011	Purchase	6,000,000	6.70
8/18/2011	Purchase	19,000,000	6.71
8/18/2011	Purchase	23,663,862	6.71
8/18/2011	Purchase	769,190	6.75
8/18/2011	Purchase	20,530,810	6.80
8/18/2011	Purchase	8,700,000	6.80
8/19/2011	Purchase	1,232,041	6.80
8/19/2011	Purchase	2,755,021	6.65
8/19/2011	Purchase	7,244,979	6.75
8/19/2011	Purchase	8,570,945	6.80
8/19/2011	Purchase	195,014	6.80
8/19/2011	Purchase	2,000	6.80
8/22/2011	Purchase	2,300,212	6.80
8/22/2011	Purchase	4,284,878	6.82
8/22/2011	Purchase	9,551,788	6.85
8/22/2011	Purchase	8,148,000	6.85
8/23/2011	Purchase	1,300,000	6.88
8/23/2011	Purchase	11,225,719	6.88
8/23/2011	Purchase	2,474,281	6.88
8/23/2011	Purchase	11,256,280	6.90
8/23/2011	Purchase	16,649,510	6.95
8/23/2011	Purchase	2,094,210	6.95
8/24/2011	Purchase	388,416	6.90
8/24/2011	Purchase	15,000,000	6.95
8/25/2011	Purchase	12,890,461	6.89
8/25/2011	Purchase	2,109,539	6.93
8/25/2011	Purchase	30,000,000	7.00
8/26/2011	Purchase	12,127,299	6.85
8/26/2011	Purchase	13,708	6.90
8/26/2011	Purchase	17,858,993	6.95
8/29/2011	Purchase	145,875	6.95
8/29/2011	Purchase	20,074,500	7.05
8/29/2011	Purchase	15,000,000	7.00
8/29/2011	Purchase	70,388	7.05
8/29/2011	Purchase	8,228,400	7.08
8/29/2011	Purchase	6,701,212	7.08
8/30/2011	Purchase	13,232,084	6.85
8/30/2011	Purchase	296,224	6.89
8/30/2011	Purchase	16,471,692	6.90
10/18/2011	Purchase	53,000,000	6.85
10/19/2011	Purchase	41,671,482	6.85
1/8/2013	Sale	(4,387,149,668)	6.49
3/14/2014	Purchase*	2,221,303,931	6.60

* On December 23, 2013, an affiliate of Saga acquired 2,221,303,931 shares of Common Stock through the exercise of a call right. On March 14, 2014, Saga acquired such shares from its affiliate through an open market transaction. As of the date hereof, the affiliate described above does not beneficially own any shares of Common Stock.

All of the above transactions were effected on the open market. None of the above purchases were made using borrowed funds.